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                                                                 Execution Copy

           AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

     This Amendment No. 3 (this "Amendment") to the "Credit Agreement" (defined below) is entered into as of July 30, 1999 by and among ARCHIBALD CANDY CORPORATION, an Illinois corporation (the "Borrower"), the financial institutions party to the Credit Agreement (collectively, the "Lenders") and THE FIRST NATIONAL BANK OF CHICAGO, as one of the Lenders and in its capacity as contractual representative (the "Agent") on behalf of itself and the other Lenders.

                                    RECITALS:

     WHEREAS, the Borrower, the Lenders and the Agent have entered into that certain Amended and Restated Credit Agreement dated as of July 2, 1997, as amended (the "Credit Agreement");

     WHEREAS, the Borrower has notified the Lenders and the Agent that the Borrower wishes to amend the Credit Agreement in certain respects, including, without limitation, increasing each Lender's "Revolving Loan Commitment" thereunder; and

     WHEREAS, the Lenders and the Agent are willing to amend the Credit Agreement on the terms and conditions herein set forth;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement.

     2. AMENDMENTS TO CREDIT AGREEMENT. Upon the effectiveness of this Amendment in accordance with the provisions of SECTION 3 below, the Credit Agreement is hereby amended as follows:

           (a) SECTION 1.1 of the Credit Agreement is hereby amended as follows:

                 (i) The following new defined terms are hereby added alphabetically therein:

                       'AMENDMENT NO. 3' means Amendment No. 3 to this
                 Agreement, dated as of July 30, 1999, among the Borrower, the Lenders and the Agent.

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                       'AMENDMENT NO. 3 EFFECTIVE DATE' means the "Effective
                 Date" as defined in Amendment No. 3.

                       'CANADIAN ACCOUNT DEBTOR' means and includes the
                 account debtor or obligor with respect to any of the Canadian Receivables and/or the prospective purchaser with respect to any contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with the Canadian Subsidiary.

                       'CANADIAN CREDIT AGREEMENT' means the Credit
                 Agreement, dated as of July 30, 1999, by and between the Canadian Subsidiary and FNBC Canada, as amended, restated, supplemented or otherwise modified from time to time.

                       'CANADIAN DOLLAR' means the lawful currency of Canada.

                       'CANADIAN ELIGIBLE INVENTORY' means the Canadian
                 Inventory of the Canadian Subsidiary which is held for sale or lease or furnished under any contract of service by the Canadian Subsidiary, other than the Canadian Inventory described in the next sentence. The following Canadian Inventory is not Canadian Eligible Inventory:

                 (i) Canadian Inventory which is obsolete, not in good condition, not either currently usable or currently saleable in the ordinary course of the Canadian Subsidiary's business or does not meet all material standards imposed by any Governmental Authority having regulatory authority over such item of Canadian Inventory, its use or its sale;

                 (ii) Canadian Inventory consisting of packaging material (other than packaging material constituting a part of finished goods), supplies, freezers, trade name superstructures and work-in-process;

                 (iii) Canadian Inventory which (a) is consigned to a third party for sale unless each of the Agent and FNBC Canada shall have received from such consignee a lien waiver agreement, or such other documentation (including UCC-1 financing statements and/or the equivalent thereof under the laws of Canada or any province thereof naming such consignee as consignee and the Canadian Subsidiary as consignor) reasonably deemed necessary by each of the Agent and FNBC Canada, so that each of the Agent and FNBC Canada has a valid and perfected Lien, pursuant to the terms of the Agreement and the Canadian Credit Agreement, respectively, in such consigned Canadian Inventory, or (b) is on consignment from a third party to the Canadian Subsidiary for sale;

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                 (iv)        Canadian Inventory which consists of goods in
                 transit (other than Canadian Inventory in transit on trucks of the Canadian Subsidiary or the Borrower);

                 (v) Canadian Inventory which is subject to a Lien in favor of any Person other than the Agent or FNBC Canada, other than a Customary Permitted Lien or unperfected Liens created pursuant to agreements existing on the effective date of the Canadian Credit Agreement;

                 (vi) Canadian Inventory (a) with respect to which each of the Agent and FNBC Canada does not have a valid and perfected security interest subject only to non-consensual landlord's and warehousemen's Liens arising by operation of law and Liens permitted pursuant to SECTION 6.3(C)(III) and
                 (b) which is not subject to rights of revindication of third parties;

                 (vii)       Canadian Inventory which is not located either
                 (a) on the Canadian Subsidiary's owned premises or at its leased retail stores in Canada located in the jurisdictions referenced in the Canadian Subsidiary Security Agreement or the Canadian Credit Agreement, on the Canadian Subsidiary's or the Borrower's trucks in transit, or on the premises of consignees of the Canadian Subsidiary and such Canadian Inventory is not ineligible under CLAUSE (III) above or (b) in other owned or leased premises, warehouses or with bailees in Canada permitted to be established under the Canadian Subsidiary Security Agreement and the Canadian Credit Agreement, in each case in connection with which each of the Agent and FNBC Canada shall have received landlord, mortgagee, bailee and/or warehousemen's access and lien waiver agreements, as applicable, in each case in form and substance acceptable to each of the Agent and FNBC Canada, unless the Agent and FNBC Canada shall have established reserves for such locations in accordance with the definition of Borrowing Base, in which case such Canadian Inventory shall remain Canadian Eligible Inventory;

                 (viii) Canadian Inventory which is evidenced by a Canadian Receivable;

                 (ix) Canadian Inventory held for sale or lease by, or furnished under any contract of service to, the Hallmark Joint Venture; PROVIDED, HOWEVER, that such Canadian Inventory, so long as the Hallmark Joint Venture is in existence, shall be considered Canadian Eligible Inventory upon delivery of satisfactory evidence to each of the Agent and FNBC Canada that each of them holds a perfected Lien against such Canadian Inventory; and

                 (x) Canadian Inventory which is not in conformity with the representations and warranties made by the Canadian Subsidiary to each of the Agent and FNBC Canada with respect thereto whether contained in this Agreement,

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                 the Canadian Credit Agreement or the Canadian Subsidiary
                 Security Agreement.

                       'CANADIAN ELIGIBLE RECEIVABLES' means Canadian
                 Receivables created by the Canadian Subsidiary in the ordinary course of its business arising out of the sale of goods or rendition of services by the Canadian Subsidiary, other than the Canadian Receivables described in the next sentence. The following Canadian Receivables are not Canadian Eligible Receivables:

                 (i)         Canadian Receivables which remain unpaid ninety
                 (90) days after the date of the original applicable invoice;

                 (ii) all Canadian Receivables owing by a single Canadian Account Debtor (including a Canadian Receivable which remains unpaid fewer than ninety (90) days after the date of the original applicable invoice) if ten percent (10%) of the balance owing by such Canadian Account Debtor, calculated without taking into account any credit balances of such Canadian Account Debtor, remains unpaid ninety (90) days after the date of the original applicable invoice or has otherwise become, or has been determined by each of the Agent and FNBC Canada to be, ineligible;

                 (iii) Canadian Receivables from any single Canadian Account Debtor and its Affiliates which otherwise constitute Canadian Eligible Receivables comprising more than twenty-five percent (25%) of all Canadian Eligible Receivables;

                 (iv) Canadian Receivables with respect to which the Canadian Account Debtor is a director, officer, employee, Subsidiary or Affiliate of the Canadian Subsidiary or the Borrower;

                 (v) Canadian Receivables with respect to which the Canadian Account Debtor is any Governmental Authority, or, in each case, any department, agency or instrumentality thereof, unless with respect to the accounts of any such Canadian Account Debtor, the Canadian Subsidiary has complied to each of the Agent's and FNBC Canada's satisfaction with the provisions of the Financial Administration Act (Canada) or other applicable statutes, including, without limitation, executing and delivering to Agent and/or FNBC Canada, as applicable, all statements of assignment and/or notification which are in form and substance acceptable to Agent and/or FNBC Canada, as applicable, and which are deemed necessary by Agent and/or FNBC Canada, as applicable, to effectuate the assignment to the Agent on behalf of the Lenders or to FNBC Canada, as applicable, of such accounts;

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                 (vi)        Canadian Receivables not denominated in Canadian
                 Dollars or with respect to which the Canadian Account Debtor is not a resident of Canada unless the Canadian Account Debtor has supplied the Canadian Subsidiary with an irrevocable letter of credit, issued by a financial institution, the deposits of which are (or the senior debt securities of the holding company of such financial institution are) rated A or better by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or A1 or better by Moody's Investors Service, Inc., in an amount sufficient to cover such Canadian Receivable, in form and substance reasonably satisfactory to each of the Agent and FNBC Canada;

                 (vii) Canadian Receivables with respect to which the Canadian Account Debtor has (a) asserted a counterclaim, (b) a right of setoff or (c) a receivable owing from the Canadian Subsidiary but only to the extent of such counterclaim, setoff or receivable;

                 (viii) Canadian Receivables for which the prospect of payment or performance by the Canadian Account Debtor is materially impaired;

                 (ix) Canadian Receivables with respect to which each of the Agent and FNBC Canada does not have a valid and perfected Lien subject to no prior lien in favor of any party other than the Agent or FNBC Canada; provided, however, that such Canadian Receivables may be subject only to non-consensual landlord's and warehousemen's Liens arising by operation of law and Liens permitted pursuant to
                 SECTION 6.3(C)(III);

                 (x) Canadian Receivables with respect to which the Canadian Account Debtor is the subject of a bankruptcy or similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee;

                 (xi) Canadian Receivables with respect to which the Canadian Account Debtor's obligation to pay the Canadian Receivable is conditional upon the Canadian Account Debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval (except with respect to Canadian Receivables in connection with which Canadian Account Debtors are entitled to return Canadian Inventory on the basis of the quality of such Canadian Inventory) or consignment basis, unless, in any such case, such Canadian Receivables are created in the ordinary course of the Canadian Subsidiary's business and in a manner consistent with its past practices;

                 (xii) Canadian Receivables with respect to which the Canadian Account Debtor is located in any jurisdiction which adopts a statute or other

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                 requirement with respect to which any Person that obtains
                 business from within such jurisdiction or is otherwise subject to such jurisdiction's tax law requiring such Person to adhere to provincial licensing requirements or make any required filings in a timely manner in order to enforce its claims in such jurisdiction's courts or arising under such jurisdiction's laws; PROVIDED, HOWEVER, such Canadian Receivables shall nonetheless be eligible if the Canadian Subsidiary has satisfied such provincial licensing requirements or is qualified to do business in such jurisdiction and, at the time the Canadian Receivable was created, was qualified to do business in such jurisdiction or had already satisfied such provincial licensing requirements;

                 (xiii) Canadian Receivables with respect to which the Canadian Account Debtor's obligation does not constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms;

                 (xiv) Canadian Receivables with respect to which the Canadian Subsidiary has not yet shipped the applicable goods or performed the applicable service;

                 (xv) any Canadian Receivable which is not in conformity with the representations and warranties made by the Canadian Subsidiary to each of the Agent and FNBC Canada with respect thereto whether contained in this Agreement, the Canadian Credit Agreement or the Canadian Subsidiary Security Agreement;

                 (xvi) Canadian Receivables in connection with which the Canadian Subsidiary has not complied with all material requirements contained in the charter and by-laws or other organizational or governing documents of the Canadian Subsidiary, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon the Canadian Subsidiary or any of its property or to which the Canadian Subsidiary or any of its property is subject, including, without limitation, all laws, rules, regulations and orders of any Governmental Authority or judicial authority relating to truth in lending, billing practices, fair credit reporting, equal credit opportunity, debt collection practices and consumer debtor protection, applicable to such Canadian Receivable (or any related contracts) or affecting the collectability of such Canadian Receivables;

                 (xvii) Canadian Receivables created by the Hallmark Joint Venture in the ordinary course of its business, arising out of the sale of goods or rendition of services by the Hallmark Joint Venture; PROVIDED, HOWEVER, that such Canadian Receivables, so long as the Hallmark Joint Venture is in existence, shall be considered Canadian Eligible Receivables upon

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                 delivery of satisfactory evidence to each of the Agent and
                 FNBC Canada that each of them holds a perfected Lien against such Canadian Receivables.

                 (xviii)     Canadian Receivables in connection with which
                 the Canadian Subsidiary or any other party to such Canadian Receivable is in default in the performance or observance of any of the terms thereof in any material respect.

                       'CANADIAN GOODS' means tangible personal property, but
                 excluding chattel paper, documents of title, instruments, money, and securities (as these terms are defined in the PERSONAL PROPERTY SECURITY ACT (Ontario) from time to time).

                       'CANADIAN INVENTORY' means all inventory now owned or
                 hereafter acquired by the Canadian Subsidiary, including (i) finished Canadian Goods, raw materials, new and unused production, packing and shipping supplies, (ii) work in progress, (iii) all new and unused maintenance items, and
                 (iv) all other materials and supplies on hand to be used or consumed or which might be used or consumed in the manufacture, packing, shipping, advertising, selling, or furnishing of Canadian Goods.

                       'CANADIAN REVOLVING LOAN OBLIGATIONS' means, at any
                 particular time, the Dollar Amount of the "Accommodations Outstanding" under the Canadian Credit Agreement at such time.

                       'CANADIAN RECEIVABLE(S)' means and includes all of the
                 Canadian Subsidiary's presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Canadian Subsidiary to payment for goods sold or leased or for services rendered (except those evidenced by instruments, security or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

                       'CANADIAN SUBSIDIARY' means Archibald Candy (Canada)
                 Corporation, a federally chartered Canadian corporation, together with its successors and assigns.

                       'CANADIAN SUBSIDIARY GUARANTY' means the Guaranty,
                 dated as of the date of Amendment No. 3, executed by the Canadian Subsidiary in favor of the Agent on behalf of the Holders of Secured Obligations, as amended, restated, supplemented, or otherwise modified from time to time.

                                      -7-
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                       'CANADIAN SUBSIDIARY SECURITY AGREEMENT' means that
                 certain Security Agreement, dated as of the date of Amendment No. 3, executed by the Canadian Subsidiary pursuant to the Canadian Subsidiary Guaranty in favor of the Agent for the benefit of the Holders of Secured Obligations, as amended, restated, supplemented, or otherwise modified from time to time.

                       'DOLLAR AMOUNT' means, in relation to any Indebtedness
                 (i) denominated in US Dollars, the amount of such Indebtedness, and (ii) denominated in Canadian Dollars, the amount of US Dollars required to purchase the amount of such Indebtedness at the Transaction Exchange Rate on the day such Dollar Amount is determined.

                       'FNBC CANADA' means First Chicago NBD Bank, Canada,
                 together with its successors and assigns.

                       'GROSS AMOUNT OF CANADIAN ELIGIBLE INVENTORY' means
                 Canadian Eligible Inventory valued at the lower of cost determined on an average cost basis (determined in accordance with Agreement Accounting Principles, consistently applied) or market value less (without duplication) the value of reserves which have been recorded by the Canadian Subsidiary with respect to obsolete, slow-moving or excess Canadian Inventory.

                       'GROSS AMOUNT OF CANADIAN ELIGIBLE RECEIVABLES' means
                 the face amount outstanding under the Canadian Eligible Receivables, determined in accordance with Agreement Accounting Principles, consistently applied, less all finance charges, late fees and other fees that are unearned.

                       'HALLMARK JOINT VENTURE' means the joint venture
                 between the Canadian Subsidiary and William E. Coutts Company, Limited, pursuant to which, among other things, the Canadian Subsidiary and William E. Coutts Company, Limited jointly sell products and merchandise bearing the "Hallmark" and "Laura Secord" brand names.

                       'PARTICIPATION AGREEMENT' means the Participation
                 Agreement, dated as of the date of Amendment No. 3, among FNBC Canada, the Lenders, the Borrower and the Canadian Subsidiary, as amended, restated, supplemented or otherwise modified from time to time.

                       'SWEET FACTORY GUARANTY' means the Guaranty, in favor
                 of the Agent, executed by each Sweet Factory Subsidiary, dated as of December 7, 1998, as amended, restated, supplemented or otherwise modified from time to time.

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                       'TRANSACTION EXCHANGE RATE' means in relation to the
                 purchase of Canadian Dollars with US Dollars on a given date, FNBC Canada's spot rate of exchange, for the amount in question, at or about 11:00 a.m. Toronto time on such date for the purchase of Canadian Dollars with US Dollars, for delivery two Business Days later.

                       'US DOLLAR' means the lawful currency of the United
                 States of America.

                       'YEAR 2000 ISSUES' means anticipated costs, problems
                 and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations, and financial condition of the Borrower and its Subsidiaries and of the Borrower's or its Subsidiaries' material customers, suppliers and vendors.

                 (ii) The definition of "BORROWING BASE" is amended in its entirety to read as follows:

                       "'BORROWING BASE' means, as of any date of
                 calculation, an amount, calculated in US Dollars, as set forth on the most current Borrowing Base Certificate delivered to the Agent and FNBC Canada, equal to (i) the sum of 85% of the Gross Amount of Eligible Receivables and 85% of the Gross Amount of Canadian Eligible Receivables; PLUS
                 (ii) the sum of 50% of the Gross Amount of Eligible Inventory consisting of finished goods and 50% of the Gross Amount of Canadian Eligible Inventory consisting of finished goods; PLUS (iii) the sum of 60% of the Gross Amount of Eligible Inventory consisting of raw materials and 60% of the Gross Amount of Canadian Eligible Inventory consisting of raw materials; PLUS (iv) 70% of the Approved Value of real estate MINUS (v) such reserves as each of the Agent and FNBC Canada reasonably deems necessary and are consistent with existing reserves, including without limitation, reserves (a) in amounts equal to any Indebtedness secured by a Lien permitted by SECTION 6.3(C)(III) and (b) in amounts equal to up to two (2) months rent or other applicable storage/processing fees at any location (other than the Borrower's leased retail store locations), including any Sweet Factory Subsidiary's or the Canadian Subsidiary's leased retail store locations, where the Borrower or any Sweet Factory Subsidiary maintains Inventory or where the Canadian Subsidiary maintains Canadian Inventory, in either case on leased premises, or stores Inventory or Canadian Inventory, as applicable, with any third party, for which the Agent and/or FNBC Canada, as applicable, has not received, as applicable, a landlord, mortgagee, bailee and/or warehousemen's access and lien waiver agreement and related Uniform Commercial Code financing statements or the Canadian equivalent thereof, in form and substance reasonably acceptable to each of the Agent and FNBC Canada (the "RENT RESERVE"); PROVIDED, HOWEVER, that for each Sweet Factory Subsidiary and the Canadian Subsidiary, the reserve requirement contemplated above shall equal the lesser of (x) the Rent Reserve or (y) the Gross Amount of Eligible Inventory or Gross Amount of Canadian Eligible Inventory, as applicable, at such location; PROVIDED FURTHER, that, for the period beginning on the Amendment No. 3 Effective Date and ending one hundred twenty days after the Amendment No. 3 Effective Date, the Rent Reserve shall equal one (1) month's rent or other applicable storage/processing fees at any location. The Agent and FNBC Canada shall give the Borrower and the Canadian Subsidiary notice prior to establishing any reserve hereunder."

                 (ii) The definition of "CLOSING DATE" is hereby amended to delete therefrom the date "July 2, 1997" and to substitute therefor the date "July 30, 1999".

                 (iii) The definition of "COLLATERAL DOCUMENTS" is hereby amended to insert the phrase "each Sweet Factory Subsidiary Security Agreement, the Canadian Subsidiary Security Agreement," after the phrase "the Borrower Security Agreement".

                 (iv) The definition of "LOAN DOCUMENTS" is hereby amended to insert the phrase "the Sweet Factory Guaranty, the Canadian Subsidiary Guaranty, the Canadian Credit Agreement, the 'Credit Documents' (as defined in the Canadian Credit Agreement)" after the phrase "the Guaranty,".

                 (v) The definition of "MATERIAL SUBSIDIARY" is hereby amended in its entirety as follows:

                          "'MATERIAL SUBSIDIARY' shall mean (i) the Canadian Subsidiary and (ii) any other Subsidiary of the Borrower that has assets or annual sales equal to or greater than $1,000,000.00."

                 (vi) The definition of "OVERADVANCE AMOUNT" is hereby deleted.

                 (vii) The definition of "REVOLVING LOAN OBLIGATIONS" is hereby amended to delete the period at the end thereof and to insert the phrase "PLUS (iii) the Canadian Revolving Loan Obligations at such time."

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                 and

                 (viii) The definition of "TERMINATION DATE" is hereby amended to delete therefrom the date "July 1, 2000" and to substitute therefor the date "April 15, 2001".

           (b) SECTION 2.2 is hereby amended to delete from the third sentence contained therein the phrase "the Closing Date" and to substitute therefor the date "July 2, 1997".

           (c) SECTION 2.5(B) of the Credit Agreement is hereby amended in its entirety as follows:

           "(B) If, at any time and for any reason (including, without limitation, a change in the Transaction Exchange Rate), the Revolving Loan Obligations shall exceed the Maximum Revolving Loan Amount, then the Borrower shall promptly repay such excess to the Agent for the ratable account of the Lenders; PROVIDED, HOWEVER, that the Borrower's obligation to repay such excess shall be satisfied to the extent that the Canadian Subsidiary makes a corresponding payment to FNBC Canada."

           (d) SECTION 2.14(C)(1) of the Credit Agreement is hereby amended in its entirety as follows:

           "(1) The Borrower shall pay to the Agent, for the account of each of the Lenders, in accordance with their Pro Rata Shares, a commitment fee equal to 0.75% of each such Lender's undrawn Revolving Loan Commitment payable quarterly in arrears beginning August 31, 1999 and continuing on the last calendar day of each February, May, August, and November until the Termination Date; PROVIDED, HOWEVER, that at any time the Revolving Loan Obligations exceed fifty percent (50%) of the Aggregate Revolving Loan Commitment, such commitment fee shall equal the Applicable Commitment Fee Rate TIMES each such Lender's undrawn Revolving Loan Commitment."

           (e) SECTION 2.20 is hereby amended to delete therefrom the amount "$2,000,000" and to substitute therefor the amount "$3,000,000".

           (f)   ARTICLE V is hereby amended as follows:

                 (i) The first paragraph of ARTICLE V is hereby amended and restated as follows:

                 " In order to induce the Agent and the Lenders (x) to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower and to issue the Letters of Credit described herein, and (y)

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                 to amend the Agreement pursuant to the terms of Amendment
                 No. 3, the Borrower hereby makes each representation and warranty set forth in this ARTICLE V to each Lender and the Agent as of the Closing Date or any other date specifically referred to in any representation or warranty. The Borrower shall reaffirm such representations and warranties thereafter on each date as required by SECTION 4.2."

                 (ii) SECTION 5.1 is hereby amended to delete therefrom the word "Agreement" and to substitute therefor the phrase "Agreement and the other Loan Documents".

                 (iii) SECTION 5.2 is hereby amended to delete each occurrence of the phrase "this Agreement" and to substitute therefor the phrase "this Agreement or the Canadian Credit Agreement".

                 (iv) SECTION 5.5 is hereby amended to delete therefrom the phrase "August 31, 1996;" and to substitute therefor the phrase "February 27, 1999,".

                 (v) SECTION 5.8 is hereby amended to delete therefrom the fourth sentence contained therein and to substitute therefor the following sentence: "As of the Closing Date, the Borrower's only Material Subsidiaries are the Canadian Subsidiary and Sweet Factory Group, Inc."

                 (vi) The following SECTION 5.23 is hereby inserted into Article V:

                 5.23 YEAR 2000. Each of the Borrower and each of its Subsidiaries (other than the Canadian Subsidiary), as of the Amendment No. 3 Effective Date, has made a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis. The Canadian Subsidiary has a realistic and achievable program for remediating its Year 2000 Issues on a timely basis. Based on the foregoing, each of the Borrower and each of its Subsidiaries does not reasonably anticipate that Year 2000 Issues will have a material adverse effect on its operations, business or financial condition.

                 (vii) The following SECTION 5.24 is hereby inserted into ARTICLE V:

                 5.24 SENIOR NOTE INDENTURE. As of the Amendment No. 3 Effective Date, execution, delivery and performance of each of Amendment No. 3 and the Canadian Credit Agreement do not and will not conflict with the terms and conditions of the Senior Note Indenture and do not and will not trigger an "Event of Default" under the Senior Note Indenture.

           (f)   SECTION 6.2(J) is hereby amended in its entirety as follows:

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

                 "Each of the Parent and the Borrower shall, and shall cause each of their respective Subsidiaries to, maintain and keep in good condition, repair and working order all property necessary to the conduct of its business; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Parent or the Borrower, as applicable, from discontinuing the operation or maintenance of any of such property if such discontinuance is, in the judgment of the Parent or the Borrower, as applicable, desirable in the conduct of its business or the business of any of their respective Subsidiaries and not disadvantageous in any material respect to the Agent or the Lenders.

           (g) SECTION 6.2 is hereby amended to insert therein the following paragraph (O):

           (O) YEAR 2000. Each of the Borrower and each of its Subsidiaries, as of the Amendment No. 3 Effective Date, will take all actions reasonably necessary to assure that the Year 2000 Issues will not have a material adverse effect on the business, operations or financial condition of the Borrower or any Subsidiary. Upon the Agent's request, the Borrower will provide Lender a description of its and its Subsidiaries' Year 2000 programs, including updates and progress reports. Each of the Borrower and each of its Subsidiaries will advise the Agent of any reasonably anticipated material adverse effect as a result of Year 2000 Issues.

           (h) SECTION 6.3(A)(ii) of the Credit Agreement is hereby amended in its entirety as follows:

           "(ii)  Indebtedness existing as of June 8, 1999 and described on
           SCHEDULE 6.3(A) as attached to Amendment No. 3 and Indebtedness under the Canadian Credit Agreement"

           (i) SECTION 6.3(C) is hereby amended to insert the following clause (v):

           "(v)   Liens securing the Canadian Credit Agreement and the
           Canadian Subsidiary Guaranty."

           (j) SECTION 6.3(D)(vii) is hereby amended in its entirety as follows:

           "(vii) other Investments so long as the aggregate amount of such Investments does not exceed $7,500,000; PROVIDED, HOWEVER, that
           (x) the Borrower may acquire each Sweet Factory Subsidiary pursuant to the Agreement and Plan of Reorganization, dated as of November 24, 1998, among the Borrower, Sweet Factory Acquisition Corp., a Delaware corporation, and each Sweet Factory Subsidiary and (y) the Canadian Subsidiary may acquire all or substantially all of the assets of Nestle Canada Inc.'s Laura Secord retail business (other than its manufacturing, warehouse and distribution facilities) pursuant to that Asset Purchase Agreement dated May 26, 1999 (and the Borrower may acquire certain of such assets from the Canadian Subsidiary), with both such Acquisitions excluded from the aforementioned $7,500,000 limitation on other Investments."

           (k) SECTION 6.3(J) of the Credit Agreement is hereby amended in its entirety as follows:

           "(J) RESTRICTION ON FUNDAMENTAL CHANGES. None of the Borrower or any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower's or any such Subsidiary's business or property, whether now or hereafter acquired; PROVIDED, HOWEVER, that (i) the Borrower may merge with any of its Subsidiaries, so long as (x) the Borrower is the surviving entity in any such merger, (y) the Borrower provides written notice to the Agent of such merger not less than thirty
           (30) days prior thereto, and (z) the Borrower executes any UCC financing statements or amendments or any applicable Governmental Authority's equivalent thereof in connection with such merger in order to maintain the Agent's first priority perfected security interest in the Collateral and (ii) any wholly-owned Subsidiary may merge with any other wholly-owned Subsidiary so long as (x) the surviving Subsidiary is a guarantor of the "Guaranteed Obligations" as such term is defined in the Sweet Factory Guaranty
           (y) the Borrower provides written notice to the Agent of such merger between Subsidiaries not less than thirty (30) days prior thereto, and (z) the surviving Subsidiary executes any UCC financing statements or amendments or any Governmental Authority's equivalent thereof in connection with such merger in order to maintain the Agent's first priority perfected security interest in the Collateral and, if applicable, second-priority perfected security interest in the "Collateral" of the Canadian Subsidiary (as defined in the Canadian Subsidiary Security Agreement)."

           (l) SECTIONS 6.4(B), (C), and (D) are hereby amended in their entirety as follows:

           "(B) FIXED CHARGE COVERAGE RATIO. The Borrower shall maintain a Fixed Charge Coverage Ratio of not less than the following for each four Fiscal Quarter period ending on the last day of each Fiscal Quarter during the following periods:

                                                             Minimum
                 Fiscal Quarter Ending in           Fixed Charge Coverage Ratio
                 ------------------------           ---------------------------
                 August, 1999                              1.05 to 1.00

                 November, 1999                            1.05 to 1.00

                                      -14-

                 February, 2000                            1.15 to 1.00

                 May, 2000 and thereafter                  1.20 to 1.00

           (C) LEVERAGE RATIO. The Borrower shall not permit the Leverage Ratio to be greater than 6.00 to 1.00 at the end of each Fiscal Quarter ending after the Amendment No. 3 Effective Date.

           (D) RENTALS. The Borrower will not nor will it permit any of its Subsidiaries to incur obligations for Rentals in excess of $35,000,000 during any four consecutive Fiscal Quarter period on a non-cumulative basis, in the aggregate, for the Borrower and all of its Subsidiaries."

           (m) SECTION 7.1 is hereby amended to insert therein the following clause (s):

            "(s) Any 'Event of Default', as defined in the Canadian Credit Agreement, shall occur."

           (n) EXHIBITS A, B, and C to the Credit Agreement are hereby deleted therefrom and the attached EXHIBITS A, B, and C are substituted therefor.

           (o)   SCHEDULES 5.8, 5.17, 5.18, 6.3(A), and 6.3(D) to the Credit
     Agreement are hereby deleted therefrom and the attached SCHEDULES 5.8, 5.17, 5.18, 6.3(A), and 6.3(D) are substituted therefor.

     3. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective and be deemed effective as of the date hereof (the "Effective Date") if, and only if, the Agent shall have received each of the following:

           (a) four (4) duly executed originals of this Amendment from the Borrower, the Agent and the Lenders;

           (b) four (4) duly executed originals of each of the Canadian Subsidiary Security Agreement and the Canadian Subsidiary Guaranty;

           (c) the $10,000 amendment fee, for the benefit of the Lenders, as described in that certain Term Sheet dated as of June 8, 1999, among the Borrower, the Agent, First Chicago NBD Bank, Canada, and the Lenders;

           (d) Copies of the Articles of Incorporation of the Borrower, together with all amendments, and a certificate of good standing, each certified by the Secretary of State of Illinois;

           (e) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of the Borrower's By-laws and resolutions of its Board of Directors authorizing the execution of this Amendment and all documents to be executed in connection herewith;

           (f) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify the name and title and bear the signature of the officers of the Borrower, respectively, authorized to sign this Amendment and all documents to be executed in connection herewith, and, to make borrowings under the Credit Agreement, upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

           (g) A certificate, signed by the chief financial officer of the Borrower, stating that on the effective date of this Amendment, no Default or Unmatured Default has occurred and is continuing;

           (h) A written opinion of Winston & Strawn, counsel to the Borrower, addressed to the Lenders in form and substance satisfactory to the Agent and the Lenders;

           (i) Amended and Restated Revolving Notes payable to the order of each of the Lenders;

           (j) a fully executed copy of each of the Canadian Credit Agreement, the Participation Agreement, and each other instrument and agreement executed in connection therewith;

           (k) Copies of the charter of the Canadian Subsidiary, together with all amendments, and the appropriate certificates of good standing, each certified by the appropriate governmental officer in the Canadian Subsidiary's jurisdiction of incorporation or in which it is qualified to do business, as applicable;

           (l) Copies, certified by the Secretary or Assistant Secretary of the Canadian Subsidiary, of the Canadian Subsidiary's By-laws and resolutions of its Board of Directors authorizing the execution of the Canadian Subsidiary Guaranty and all documents to be executed in connection herewith;

           (m) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Canadian Subsidiary, which shall identify the name and title and bear the signature of the officers of the Canadian Subsidiary, respectively, authorized to sign the Canadian Subsidiary Guaranty and all documents to be executed in connection therewith, upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the Canadian Subsidiary;

           (n) amended EXHIBITS A, B, and C to the Credit Agreement, as attached hereto, and amended SCHEDULES 5.8, 5.17, 5.18, 6.3(A), and 6.3(D) to the Credit Agreement, as attached hereto;

           (o) satisfactory evidence of the Borrower's issuance, under the Senior Note Indenture, of additional Senior Notes in an aggregate principal amount of $40,000,000 which accrue interest at a rate no greater than 10.25% per annum; PROVIDED, HOWEVER, that such evidence shall include, without limitation, an executed copy of the supplement to the Senior Note Indenture which allowed the aforementioned issuance;

           (p) Reaffirmation of Guaranty executed by Fannie May Holdings, Inc., Sweet Factory, Inc., Sweet Factory Group, Inc., SF Candy Company and SF Properties, Inc.; and

           (q) such other documents, instruments and agreements, including, without limitation, UCC-1 financing statements or their Canadian equivalent, as the Agent may reasonably request.

     4.    REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

           4.1 The Borrower represents and warrants as of the date hereof that:

           (a) Its execution, delivery and performance of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and do not require any consent or approval which has not been obtained and

           (b) This Amendment and the Credit Agreement as amended hereby are its legal, valid and binding obligations, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles.

           4.2 The Borrower affirms that the representations and warranties contained in the Credit Agreement are true and correct as of the Amendment No. 3 Effective Date.

           4.3 The Borrower affirms that each of the Collateral Documents is in full force and effect as of the date hereof and that the Collateral Documents secure the payment in full of the Secured Obligations as such Secured Obligations may increase as a result of this Amendment No. 3.

     5.    REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT.

           5.1 Upon the effectiveness of this Amendment pursuant to SECTION 3 hereof, on and after the Effective Date each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import and each reference to the Credit Agreement in each Loan Document shall mean and be a reference to the Credit Agreement as modified hereby.

           5.2 Except as specifically waived or amended herein, all of the terms, conditions and covenants of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

           5.3 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of (a) any right, power or remedy of any Lender or the Agent under the Credit Agreement or any of the Loan Documents, or (b) any Default or Unmatured Default under the Credit Agreement.

     6. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     7. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

     8. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

               THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK

     IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have executed this Amendment No. 3 as of the date first above written.

                                 ARCHIBALD CANDY CORPORATION


                                 By:  /s/ Donna M. Snopek
                                     ------------------------------------------
                                 Name:  Donna M. Snopek
                                 Title: Vice President - Finance and Accounting



                                 THE FIRST NATIONAL BANK OF CHICAGO,
                                  individually and as Agent


                                 By:  /s/ Kevin L. Gillen
                                     ------------------------------------------
                                 Name:  Kevin L. Gillen
                                 Title: Vice President



                                 FLEET BUSINESS CREDIT CORPORATION, formerly known as Sanwa Business Credit Corporation


                                 By:  /s/ Donald A. Mastro
                                     ------------------------------------------
                                 Name:  Donald A. Mastro
                                 Title: Vice President